Exhibit 10.4(c)

STATE OF SOUTH CAROLINA	)
	)	SECOND AMENDMENT TO LEASE
COUNTY OF HORRY	)

THIS SECOND AMENDMENT TO LEASE (the “Second Amendment”), made this 24th day of April     , 2008, by and between MYRTLE BEACH FARMS COMPANY, INC., a South Carolina corporation, hereinafter referred to as “LANDLORD”, and COASTAL CAROLINA BANCSHARES, INC., a South Carolina corporation, as successor by merger to COASTAL CAROLINA DREAM TEAM, LLC, a South Carolina limited liability company, hereinafter referred to as “TENANT”.

W I T N E S S E T H:

WHEREAS, there is a Lease Agreement by and between LANDLORD and TENANT dated November 13, 2007 and Amendment to Lease date February 12, 2008 (the “Lease”), for approximately 1.29 acres of land with Horry County Tax Map #181-03-39-005, located in Myrtle Beach, South Carolina, and,

WHEREAS, Landlord and Tenant desire to set forth their agreement regarding a change to the Tenant Entity Name and to adjust Section 18 in this Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.  Tenant Entity Name.  All references to the Tenant Entity Name of Coastal Carolina Dream Team, LLC, a South Carolina limited liability company, shall be effectively replaced throughout the Lease with COASTAL CAROLINA BANCSHARES, INC., a South Carolina corporation.

2.   Section 18 - Damage or Destruction of Premises.  The first paragraph of Section 18 shall be amended to read as follows: “Any damage in the Premises caused by or arising from the acts or omissions of Tenant or Tenant’s agents, Tenant’s business, or the installation or removal of property in or from the Premises, shall be repaired at Tenant’s expense.  All such damage shall be promptly repaired by Tenant at its expense upon written notification from the Landlord. For any repair item carrying a warranty, Tenant shall employ Landlord’s designated contractor so as to retain such warranty.  If Tenant shall fail to commence such repairs within five (5) days after notice to do so from Landlord, Landlord may make or cause the same to be made and Tenant agrees to pay to Landlord promptly upon Landlord’s demand, as additional Rent.  Repairs undertaken by Landlord pursuant to this Section will be performed by Landlord at Tenant’s expense.  Landlord reserves the right, in its sole discretion to (i) charge the cost to Tenant as Additional Rent; or (ii) invoice Tenant for such cost which Tenant shall pay to Landlord within thirty (30) days from receipt of said invoice.”

3.  Confidential Terms. Tenant hereby acknowledges and agrees that the contents of this Second Amendment are to be held in strict confidence and are not to be disclosed to any party whatsoever without the prior written consent of Landlord; provided, however, that notwithstanding anything to the contrary herein or in the Lease or in any prior amendment to the Lease, Landlord consents to disclosure of the terms of the Lease, as amended, in any prospectus relating to a stock offering by Tenant and to the filing of a copy of the Lease and all amendments thereto (i) as exhibits to any registration statement filed by Tenant with the Securities and Exchange Commission and (ii) with any and all other federal and state regulators.

4.  Ratification of Lease.  Except as modified herein, the Lease shall remain in full force and effect.  All terms and conditions of the Lease, as modified herein, are hereby ratified and confirmed as if fully set forth herein.

5.  Counterparts.  This Second Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

6.  No Recording.  Landlord and Tenant agree that in no event may this Second Amendment be recorded.

7.  Entire Agreement.  This Second Amendment represents the entire agreement between the parties hereto, and neither Landlord nor Tenant, or any agent representing either, has made any statement, promise, or agreement, verbally or otherwise, in addition to or in conflict with, the terms of this Second Amendment.  Any representation or agreement made during negotiations is hereby merged into this Amendment and, if not set forth herein, is hereby waived.

8.  Modifications.  This Second Amendment may be modified only by an agreement in writing and signed by Landlord and Tenant.

9.  Captions.  The paragraph captions of this Second Amendment have been inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Second Amendment.

10.  Defined Terms.  All capitalized terms used but not defined in this Second Amendment shall have the meanings ascribed to them in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date and year first hereinabove written.

WITNESSES:	LANDLORD:
MYRTLE BEACH FARMS COMPANY, INC., a
South Carolina corporation

/s/ Susan Grose	By:	/s/ Andrew C. Tilmont
Andrew C. Tilmont
Chief Operating Officer
/s/ Karen Engelhardt

WITNESSES:	TENANT:
COASTAL CAROLINA BANCSHARES, INC., a South
Carolina corporation (f/k/a Coastal Carolina Dream Team,
LLC, as a South Carolina limited liability company)

/s/ Holly L. Schreiber	By:	/s/ Michael D. Owens

	Its:	President and CEO

/s/ Karen M. Godfrey	Print Name:	Michael D. Owens